EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-48610, 33-53802, 33-06191, 333-45558, 333-45562, 333-66602) of Plains Resources Inc. of our report dated March 3, 2004 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas

March 4, 2004